UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2015

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 19, 2015, as described below under Item 5.07 of this Form 8-K, the stockholders of 3D Systems Corporation (the “Company”) adopted the 2015 Incentive Plan of 3D Systems Corporation (the “Plan”) as described in the Company’s proxy statement for its 2015 Annual Stockholders Meeting that was filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2015.

The Plan authorizes awards of restricted stock, restricted stock units, stock appreciation rights, cash incentive awards and the grant of options to purchase the Company’s common stock.  The Plan also designates measures that may be used for performance awards.

The foregoing description of the Plan is a summary only and is qualified in its entirety by reference to the Plan itself, which is filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 19, 2015, and the complete text of which is incorporated herein by reference.

On May 19, 2015, the Compensation Committee of the Board of Directors of the Company adopted a Form of Restricted Stock Unit Award Agreement and a Form of Restricted Stock Award Agreement (together, the “Award Agreements”). Both of the Award Agreements provide that the restricted stock or restricted stock units shall be forfeited, and all rights of the recipient with respect to such awards shall terminate unless the recipient continues in the service of the Company or one of its subsidiaries or affiliates for a period beginning on the date of the grant and ending on the earlier of the third anniversary of such date or the date that the recipient’s employment ends on account of death or disability. The Compensation Committee of the Board of Directors may waive the vesting requirements in whole or in part, e.g. in connection with the recipient’s termination on account of death, disability or retirement.  The Plan provides that the Compensation Committee may, in its discretion, allow the accelerated vesting of restricted stock and restricted stock units upon a change in control.

The foregoing description of the Award Agreements is a summary only and is qualified in its entirety by reference to the Award Agreements. The Form of Restricted Stock Award Agreement and the Form of Restricted Stock Unit Award Agreement were filed as Exhibits 4.2 and 4.3, respectively, to the Company’s Registration Statement on Form S-8 filed with the SEC on May 19, 2015 and the complete text of each is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2015, the Company held an Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders:

(i)	elected each current member of the Board of Directors of the Company to serve until the next annual stockholders meeting and until their successors are duly elected and qualified;

(ii)	approved the 2015 Incentive Plan of 3D Systems Corporation;

(iii)	ratified the appointment of BDO USA, LLP as its independent registered public accounting firm for the year ending December 31, 2015.

A total of 77,998,049 shares of Common Stock were present in person or represented by proxy at the Annual Meeting, consisting of approximately 69.77% of the voting power of the Company entitled to vote.

The Company’s stockholders elected the 10 nominees to the Board of Directors and approved the proposals listed below, which nominees and proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting that was filed with the SEC on April 1, 2015.  The final votes on the proposals presented at the Annual Meeting are as follows:

Proposal One:

The Company’s stockholders elected the following directors to serve until the next annual stockholders meeting and until their successors are duly elected and qualified as set forth below:

	Number of Votes
	For	Against	Non-Votes	Abstentions
Nominees for Election to Board of Directors:
William E. Curran	38,036,497	507,965	39,253,105	200,482
Peter H. Diamandis	37,923,360	621,306	39,253,105	200,278
Charles W. Hull	37,897,897	643,120	39,253,105	203,927
William D. Humes	37,929,382	591,122	39,253,105	224,440
Jim D. Kever	37,966,978	552,879	39,253,105	225,087
G. Walter Loewenbaum, II	37,688,956	831,587	39,253,105	224,401
Kevin S. Moore	37,944,408	596,060	39,253,105	204,476
Abraham N. Reichental	37,898,754	647,691	39,253,105	198,499
Daniel S. Van Riper	37,674,759	866,822	39,253,105	203,363
Karen E. Welke	37,748,559	807,612	39,253,105	188,773

Proposal Two:

The Company’s stockholders approved the Company’s 2015 Incentive Plan as set forth below:

Votes For	Votes Against	Abstentions	Non-Votes
35,073,605	3,356,133	315,206	39,253,105

Proposal Three:

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,684,274	752,441	561,334	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	2015 Incentive Plan of 3D Systems Corporation (as adopted May 19, 2015)(Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 19, 2015)
10.2	Form of Restricted Stock Award Agreement (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 19, 2015)
10.3	Form of Restricted Stock Unit Award Agreement (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 19, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: May 22, 2015
By: /s/ Andrew M. Johnson
(Signature)

Name: Andrew M. Johnson
Title: Executive Vice President, Chief Legal Officer and Secretary